UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2005

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In accordance with Nasdaq Marketplace continued listing rules, on February 14, 2005 the Company notified Nasdaq that Mr. Edward J. Noonan resigned from the audit committee of the Company's Board of Directors, which caused the Company's audit committee to have one fewer member than required under Marketplace Rule 4350(d)(2)(A), for which the cure provisions of Marketplace Rule 4350(d)(4)(B) are applicable. As previously announced by the Company, the Company’s Board of Directors appointed Mr. Noonan as acting Chief Executive Officer. As a result of this appointment, Mr. Noonan resigned from the Company’s audit committee due to his loss of "independent director" status under NASD Marketplace Rule 4200(a)(15). In accordance with the provisions of Marketplace Rule 4350(d)(4)(B), the Company intends to fill the vacancy created by Mr. Noonan's resignation by the earlier of (i) one year from the date of his resignation or (ii) the Company's next annual stockholders' meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

February 18, 2005	By:	/s/ Kevin L. Tate

Name: Kevin L. Tate
Title: Chief Financial Officer